EXHIBIT 23.1(a)


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
PennCorp Financial Group, Inc.:

We consent to the use of our report dated February 28, 1997 (except as to note 19 which is as of November 14, 1997) on the consolidated financial statements of PennCorp Financial Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference.


                                       /s/   KPMG Peat Marwick LLP
                                    --------------------------------------------
                                    KPMG PEAT MARWICK LLP


Raleigh, North Carolina
March 23, 1998



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